                         AMENDMENT TO RIGHTS AGREEMENT


     Agreement of Amendment dated as of the 10th day of November 1998 by and between Concentra Corporation ("Concentra") and BankBoston N.A. (formerly, The First National Bank of Boston) (the "Rights Agent").

     Whereas, Concentra and the Rights Agent are parties to that certain Rights Agreement dated as of April 24, 1997 between Concentra and the Rights Agent (as Rights Agent) (the "Rights Agreement"); and

     Whereas, Section 26 of the Rights Agreement provides in pertinent part that Concentra may, and the Rights Agent shall if Concentra so directs, supplement or amend any provision of the Rights Agreement; and

     Whereas, by Resolution of its Board of Directors adopted November 10, 1998, Concentra has elected to effect certain amendments to the Rights Agreement and to direct the Rights Agent to execute and deliver this Amendment to effect such amendments;

      Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Rights Agreement is hereby amended as follows:

      1. The first sentence of the definition of the term "Acquiring Person" in
Section 1 is amended by adding at the end thereof the following new language:
"or (d) Oracle Corporation or any wholly-owned subsidiary of Oracle Corporation (together, "Oracle") to the extent that Oracle acquires Common Shares pursuant to the Agreement and Plan of Merger dated as of November 10, 1998 among Oracle Corporation, KL Acquisition Corporation and the Company (the "Merger Agreement") or the Offer, the Merger, the Company Stock Option, the Support Agreements, and the Director Option Termination Agreements (as such terms are defined in the Merger Agreement), or any transaction contemplated by the Merger Agreement."

     2. The first sentence of Section 3(b) is amended to read in its entirety as follows (with the amendatory language set forth in CAPS): "(b) Until the earlier of (i) such time as the Company learns that a Person has become an Acquiring Person or (ii) the Close of Business on such date, if any, as may be designated by the Board of Directors of the Company following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries, any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan, or ORACLE PURSUANT TO THE MERGER AGREEMENT, THE OFFER, THE MERGER, THE COMPANY STOCK OPTION, THE SUPPORT AGREEMENTS, THE DIRECTOR OPTION TERMINATION AGREEMENTS, OR ANY TRANSACTION CONTEMPLATED BY THE MERGER AGREEMENT) for outstanding Common Shares, if upon consummation of such tender or exchange offer such Person could be the Beneficial Owner of more than 20% of the outstanding Common Shares (the Close of Business on the earlier of such dates being the "Distribution Dates"), (x) the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof and not by separate Right Certificates and (y) the Rights, including the rights to receive Right Certificates, will be transferable only in connection with the transfer of Common Shares."

     3. In all other respects, the Rights Agreement remains in full force and effect without alteration.

     In witness whereof, the parties have executed this Agreement of Amendment as of the date first above written.


CONCENTRA CORPORATION                        BANKBOSTON N.A.



By: /s/  Lawrence W. Rosenfeld               By: /s/ Katherine Anderson
   ------------------------------            ---------------------------------

Name: Lawrence W. Rosenfeld                  Name: Katherine Anderson
      ---------------------------                  ---------------------------

Title: Chairman and Chief                    Title: Administration Manager
       --------------------------                   --------------------------
       Executive Officer
       --------------------------



     IN WITNESS WHEREOF, I have hereunto set my hand and affixed hereto the seal of BANKBOSTON, N.A. this 10th day of November, 1998.

                           /s/ Michael R. Fairfield
                           ------------------------
                              Assistant Secretary
                           of the Board of Directors